Exhibit 5.1

GOODSILL ANDERSON QUINN & STIFEL

A LIMITED LIABILITY LAW PARTNERSHIP LLP

FIRST  HAWAIIAN  CENTER,  SUITE 1600 · 999 BISHOP STREET

HONOLULU, HAWAII 96813

MAIL ADDRESS: P.O. BOX 3196

HONOLULU, HAWAII 96801

TELEPHONE (808) 547-5600 • FAX (808) 547-5880

info@goodsill.com • www.goodsill.com

DAVID J. REBER

JOHN R. LACY

THOMAS W. WILLIAMS, JR.

LANI L. EWART

RANDALL K. STEVERSON

LISA WOODS MUNGER

PETER T. KASHIWA

RUSSELL S. KATO

VINCENT A. PIEKARSKI

MICHAEL J. O’MALLEY

LEIGHTON J.H.S. YUEN

CORLIS J. CHANG

BARBARA A. PETRUS

PATRICIA M. NAPIER

MIKI OKUMURA

AUDREY E. J. NG

ALAN S. FUJIMOTO

WALTER C. DAVISON

RAYMOND K. OKADA

GAIL O. AYABE

DALE E. ZANE

LINDALEE K. FARM

CAROL A. EBLEN

JUDY Y. LEE

LENNES N. OMURO

PETER Y. KIKUTA

THOMAS BENEDICT

EDMUND K. SAFFERY

LISA A. BAIL

CAROLYN K. WONG

SCOTT G. MORITA

SEAN K. CLARK

REGAN M. IWAO

DAWN T. SUGIHARA

ANNE T. HORIUCHI

KIMBERLY J. KOIDE

ROSEMARIE S. J. SAM

H. GREGORY NASKY

_________

BRETT R. TOBIN

RANDALL C. WHATTOFF

CLAIRE E. GOLDBERG

WALTER K. CORONEL

KARYN R. OKADA

AUDREY M. YAP

PATRICK D. COLLINS

MARISSA L. L. OWENS

KIMBERLY A. VOSSMAN

ANDREW C. HIPP

ADAM K. ROBINSON

SCOTT K.D. SHISHIDO

TRAVIS M. AGUSTIN

JORDAN M. ODO

JAMES E. ABRAHAM

COUNSEL:

JACQUELINE L.S. EARLE

LISA T. REDELL

ROBERT J. HACKMAN

MARTIN S. LOUI

SHANNON E. PIERCE

JOHNATHAN C. BOLTON

_________

OF COUNSEL:

MARTIN ANDERSON

CONRAD M. WEISER

RONALD H. W. LUM

_________

MARSHALL M. GOODSILL

      (1916-2004)

WILLIAM F. QUINN

      (1919-2006)

RICHARD E. STIFEL

      (1920-1993)

March 25, 2013

Hawaiian Electric Industries, Inc.

1001 Bishop Street, Suite 2900

Honolulu, Hawaii  96813

Ladies and Gentlemen:

We are counsel for Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), and have represented the Company (a) in connection the Underwriting Agreement dated March 19, 2013 (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC (“JP Morgan”), in its capacity as agent for an affiliate of the Forward Purchaser (as defined below) (the “Forward Seller”), and JP Morgan and Morgan Stanley & Co. LLC, as representatives of the underwriters identified in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), relating to the sale by the Forward Seller and the purchase by the Underwriters of an aggregate of 7,000,000 shares of the Company’s Common Stock (which includes 900,000 shares of the Company’s Common Stock to be purchased pursuant to the option provided for in the Underwriting Agreement) pursuant to which, among other things, the Company has agreed to issue to the Underwriters, and the Underwriters have agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement, (i) the Company Top-Up Underwritten Shares, if any, (ii) the Company Option Shares, if any, and (iii) the Company Top-Up Option Shares, if any, each as defined in the Underwriting Agreement (collectively, the “Company Shares”), (b) in connection with the Company’s entry into a letter agreement dated March 19, 2013 (the “Forward Sale Agreement”) between the Company and JPMorgan Chase Bank, National Association, London Branch (the “Forward Purchaser”), relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of the Company’s Common Stock equal to the number of Borrowed Underwritten Shares (as defined in the Underwriting Agreement) sold by the Forward Seller pursuant to the Underwriting Agreement and (c) in connection with the Company’s entry into a letter agreement dated March 20, 2013 (the “Additional Forward Sale Agreement”) between the Company and the Forward Purchaser, relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Additional Forward Sale Agreement), of a number of shares of the Company’s Common Stock equal to the number of Borrowed Option Shares (as defined in the Underwriting Agreement) sold by the Forward Seller pursuant to the Underwriting Agreement.

GOODSILL ANDERSON QUINN & STIFEL
A LIMITED LIABILITY LAW PARTNERSHIP LLP

March 25, 2013

In rendering this opinion, we have reviewed the following documents and such other documents and corporate and other records of the Company, and have obtained such certificates and other information from public officials and from officers and employees of the Company and its subsidiaries, as we considered necessary or appropriate for purposes of this opinion:

(a)	The Underwriting Agreement;

(b)	The Forward Sale Agreement and Additional Forward Sale Agreement;

(c)

The Registration Statement (including the exhibits thereto) on Form S-3ASR (File No. 333-177750) (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), which was automatically effective upon filing with the U.S. Securities and Exchange Commission (the “Commission”) on November 4, 2011;

(d)	The base prospectus filed as part of the Registration Statement dated as of November 4, 2011 (the “Base Prospectus”);

(e)

The preliminary prospectus, consisting of the Base Prospectus as supplemented by a preliminary prospectus supplement filed with the Commission on March 18, 2013, pursuant to Rule 424(b) of the Act (the “Preliminary Prospectus”); and

(f)

The final prospectus, consisting of the Base Prospectus and Preliminary Prospectus, as supplemented by a final prospectus supplement filed with the Commission on March 20, 2013, pursuant to Rule 424(b) of the Act (the “Prospectus”).

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties (other than the Company) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents and (vi) that all documents examined by us have been duly authorized, executed and delivered by all parties thereto (other than the Company).

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:  (a) the Company Shares (as such term is defined in the Underwriting Agreement), if any are issued, have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor in the manner contemplated by the Underwriting Agreement, such Company Shares will be validly issued, fully paid and non-assessable; and (b)  shares of Common Stock to be delivered to the Forward Purchaser pursuant to the Forward Sale Agreement and the Additional Forward Agreement, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or the Additional

GOODSILL ANDERSON QUINN & STIFEL
A LIMITED LIABILITY LAW PARTNERSHIP LLP

March 25, 2013

Forward Agreement, as applicable, against payment of the consideration required to be paid thereunder, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Hawaii and express no opinion herein as to the laws of any jurisdiction other than the State of Hawaii.

The opinions expressed herein are based on laws and regulations as in effect on the date hereof.  We are not assuming any obligation, and do not undertake, to revise, update or supplement this opinion after the date hereof notwithstanding any change in applicable law or regulation or interpretation thereof, any amendment, supplement, modification or rescission of any document examined or relied on in connection herewith, or any change in the facts, after the execution and delivery of this opinion on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K that will be incorporated by reference into the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Preliminary Prospectus and in the Prospectus.  In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Goodsill Anderson Quinn & Stifel
A Limited Liability Law Partnership LLP